Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-1, of our auditor’s report dated December 21, 2023 with respect to the consolidated financial statements of Lannister Mining Corp. as of September 30, 2023 and 2022 and for each of the years in the two-year period ended September 30, 2023, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Form F-1.

/s/ MNP LLP
Vancouver, Canada	MNP LLP

July 31, 2024	Chartered Professional Accountants